UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2008

TEAM FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

KANSAS	000-26335	48-1017164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

8 West Peoria, Suite 200,
Paola, Kansas, 66071
(Address of principal executive offices) (Zip Code)

(913) 294-9667

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signature

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit-17.1  Letter from Resigning Director

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1)(2)  On Tuesday May 20, 2008, Keith B. Edquist resigned from the Board of Directors (the “Board”) of Team Financial, Inc. (the “Company”).

Mr. Edquist had served as a director of the Company since 2002.  During his six-year tenure, he served on various committees of the Board including the Audit Committee, the Compensation Committee, and the Nominating Committee.  Mr. Edquist was a member of the Company’s independent director’s group, which meets quarterly and provides guidance and oversight to the Board and management.  Mr. Edquist’s term as a director was scheduled to expire at this year’s annual shareholders’ meeting  on  June 17, 2008, as on March 5, 2008,  the  Nominating Committee of the Board, which is comprised solely of independent directors, determined that Mr. Edquist would not be nominated for reelection as a director.

According to Mr. Edquist’s letter of resignation (attached as Exhibit 17.1 to this Form 8-K), he disagrees with the Company’s corporate governance culture, believes that the Company’s performance is inadequate, and has concerns over the Company’s compensatory arrangements with some of its executive officers, particularly in light of the Company’s performance.  Additionally, because of his concerns regarding the management of the Company, Mr. Edquist expressed his present intention to nominate himself and two other individuals for election to the Board at the Company’s annual shareholders’ meeting to be held on June 17, 2008 and believes that his resignation from the Board was necessary to avoid the appearance of a conflict of interest before he can engage in a proxy contest opposing the Board nominees selected by the Company.

The Company, its Board, and the various committees of the Board adhere to the corporate governance practices established by the Board and they believe that all actions taken by the Board and the various committees of the Board have been in the best interest of shareholders. The Company disagrees with Mr. Edquist’s conclusion that he was relieved of his Board committee responsibilites “...when I objected to the Chairman of the Compensation Committee’s procedures.”  The Compensation Committee, which is comprised solely of independent directors, diligently examines appropriate compensation levels for the Company’s named executive officers.  Compensation is reviewed annually and is tied to Company performance through numerous factors including asset growth, return on average equity, earnings growth compared to the prior year’s performance, and strategic positioning of the Company for the future.  The philosophies and practices relating to the compensation of named executive officers are described in more detail in proxy statements sent to shareholders.

(d)(1)  On May 24, 2008 the Company’s Board of Directors convened and, among other things, appointed Robert M. Blachly to the Board of Directors, effective immediately, to succeed Keith Edquist in his position as a Director.  Mr. Blachly is a graduate of the University of Kansas with a Bachelor of Science degree in Business Administration.  He serves as an Executive Vice President of The Industrial Fumigant Company in Olathe, Kansas, where he has served in various progressive capacities since 1976.  Mr. Blachly has served as a director of TeamBank, N.A. since August 2006, and continues to serve in that capacity.  As a member of the TeamBank, N.A. Board of Directors, Mr. Blachly has served as a member of the Board Loan Committee.  As a member of the Board of Directors of the Company, Mr. Blachly will serve on the Company’s Executive Committee.  There have been no transactions of Mr. Blachly with management or others that would be reportable under Item 404(a) of Regulation S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of businesses acquired:

Not applicable.

(b)          Pro Forma financial information:

Not applicable.

(c)           Shell company transactions:

Not applicable.

(d)          Exhibits:

Exhibit No.	Description

17.1	Letter dated May 20, 2008, from Keith B. Edquist to Robert J. Weatherbie resigning from the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC

By:	/s/ Bruce R. Vance
Bruce R. Vance
Interim Chief Financial Officer

Date: May 27, 2008